Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-95120, 33-93826, 333-15777 and 333-27537) and S-8 (Nos. 33-44606, 333-01512, 333-12063
and 333- 19675) of Aames Financial Corporation of our report dated August 6, 1998, except as to the information presented in Note 2 for which the date is July 30, 1999, appearing on page 31 of this Form 10-K/A.



PricewaterhouseCoopers LLP
Los Angeles, California
August 5, 1999


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